UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 16, 2005
VALLEY FORGE SCIENTIFIC CORP.
(Exact name of registrant as specified in charter)
PENNSYLVANIA
(State or other jurisdiction of incorporation)

001-10382	23-2131580

(Commission File Number)	(IRS Employer Identification Number)
3600 Horizon Drive, King of Prussia, Pennsylvania 19406
(Address of principal executive offices)
(484) 690-9000
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On September 12, 2005, the Board of Directors (the “Board”) of Valley Forge Scientific Corp. (the “Company” or “Valley Forge”) approved resolutions to withdraw the Company’s Common Stock from listing on the Boston Stock Exchange (the “Exchange”). The Board voluntarily decided to withdraw the Company’s Common Stock from listing on the Exchange because the Company’s Common Stock has been, and expects to continue to be, traded on The Nasdaq SmallCap Market. Therefore, the Board has determined to submit a delisting application with the Securities and Exchange Commission to delist its Common Stock from the Exchange for administrative efficiency.
Item 7.01. Regulation FD Disclosure
Synergetics, Inc. (“Synergetics”) is making the presentation attached hereto as Exhibit 99.1 and incorporated herein by reference to the Synergetics shareholders following the Synergetics 2005 Special Meeting of Shareholders on September 16, 2005, to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated May 2, 2005, as subsequently amended, by and among the Company, Synergetics Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company, and Synergetics, and the merger of Synergetics Acquisition Corporation with and into Synergetics (the “Merger”). The presentation will be made to Valley Forge shareholders following the Valley Forge 2005 Annual Meeting of Shareholders on September 19, 2005, at which the shareholders will consider and vote upon, among other proposals, a proposal to approve the issuance of 15,973,912 shares of Valley Forge Common Stock in connection with the merger.
Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Management Presentation following the Special Meeting of Shareholders of Synergetics, Inc. to be held on September 16, 2005 and following the Annual Meeting of Shareholders of Valley Forge Scientific Corp. to be held on September 19, 2005.

SIGNATURES
     Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DATE: September 16, 2005

VALLEY FORGE SCIENTIFIC CORP
By:	/s/ Jerry L. Malis
Jerry L. Malis, President and
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Management Presentation following the Special Meeting of Shareholders of Synergetics, Inc. to be held on September 16, 2005 and following the Annual Meeting of Shareholders of Valley Forge Scientific Corp. to be held on September 19, 2005.